(1) Dr. Philippe Chambon ("Chambon"), in his capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates. Dr. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout

Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), Sprout Entrepreneurs

Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan Investors, L.P. ("IX Plan"), Sprout Plan

Investors, L.P. ("Plan Investors"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ

ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout

CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of

Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII,

Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P.

("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA

IX"), a Delaware corporation, is the managing general partner of Associates IX. DLJ

Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ

Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates

IX, Associates VIII and Associates VII. DLJ LBO Plans Management Corporation II ("DLJLBO"), a

Delaware corporation, is the general partner of IX Plan and Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.

(2) Includes  (i) 18,964 shares of Common Stock sold by Sprout ESC II, (ii) 4,477 shares of common Stock sold by DLJCC, (iii) 2,705 shares of Common Stock sold by Sprout CEO, (iv) 2,643 shares of Common Stock sold by Plan Investors, (v) 17,709 shares of Common Stock sold by

Sprout Venture, (vi) 850 shares of Common Stock sold by Sprout Entrepreneurs and (vii) 10,132 shares of Common Stock sold by IX Plan.

(3) Includes (i) 387,515 shares of Common Stock held directly by Sprout VIII, (ii) 2,598 shares of Common Stock held directly by Sprout CEO, (iii) 23,259 shares of Common Stock held directly by Plan Investors, (iv) 51,714 shares of Common Stock held directly by Sprout

Venture, (v) 55,379 shares of Common Stock held directly by ESC II, (vi) 1,419,013 shares of

Common Stock held directly by Sprout IX, (vii) 7,481 shares of Common Stock held directly by

Sprout Entrepreneurs, (viii) 89,166 shares of Common Stock held directly by IX Plan, (ix)

13,077 shares of Common Stock held directly by DLJCC and (x)53,712 shares of Common Stock held directly by Chambon.

(4) Includes  (i) 1,587 shares of Common Stock sold by Sprout CEO and (ii) 498 shares of

Common Stock sold by Sprout Entrepreneurs.

(5) Includes (i) 387,515 shares of Common Stock held directly by Sprout VIII, (ii) 1,011 shares of Common Stock held directly by Sprout CEO, (iii) 23,259 shares of Common Stock held directly by Plan Investors, (iv) 51,714 shares of Common Stock held directly by Sprout

Venture, (v) 55,379 shares of Common Stock held directly by ESC II, (vi) 1,419,013 shares of

Common Stock held directly by Sprout IX, (vii) 6,983 shares of Common Stock held directly by

Sprout Entrepreneurs, (viii) 89,166 shares of Common Stock held directly by IX Plan, (ix)

13,077 shares of Common Stock held directly by DLJCC and (x)53,712 shares of Common Stock held directly by Chambon.

(6) Represents (i) 4,694 warrants exercised by DLJCC for 3,242 shares of Common Stock, (ii)

28,774 warrants exercised by Sprout VII for 19,879 shares of Common Stock, (iii) 73,040 warrants exercised by Sprout VIII for 50,461 shares of Common Stock, (iv) 335 warrants exercised by Sprout CEO for 231 shares of Common Stock, (v) 1,635 warrants exercised by Plan

Investors for 1,129 shares of Common Stock and (vi) 4,384 warrants exercised by Sprout

Venture for 3,028 shares of Common Stock.

(7) Includes (i) 437,976 shares of Common Stock held directly by Sprout VIII, (ii) 1,242 shares of Common Stock held directly by Sprout CEO, (iii) 24,388 shares of Common Stock held directly by Plan Investors, (iv) 54,742 shares of Common Stock held directly by Sprout

Venture, (v) 55,379 shares of Common Stock held directly by ESC II, (vi) 1,419,013 shares of

Common Stock held directly by Sprout IX, (vii) 6,983 shares of Common Stock held directly by

Sprout Entrepreneurs, (viii) 89,166 shares of Common Stock held directly by IX Plan, (ix)

16,319 shares of Common Stock held directly by DLJCC, (x) 19,879 shares of Common Stock held directly by Sprout VII and (xi) 53,712 shares of Common Stock held directly by Chambon.

(8) Represents warrants held by Sprout Entrepreneurs, Sprout IX and IX Plan.